SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 Form 10-QSB

(Mark One)

[X]  QUARTERLY REPORT UNDER SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period Ended September 30, 2003

[   ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 0-14119-NY

POLYMER RESEARCH CORP. OF AMERICA

(Exact name of small business issuer as specified in its charter)

                    New York                                                                                             11-2023495

        (State or Other Jurisdiction of                                                              (IRS Employer Identification No.)

         Incorporation or Organization)

2186 Mill Avenue, Brooklyn, New York 11234

(Address of Principal Executive Offices)

(718) 444-4300

Issuer’s Telephone Number

   Indicate by check mark whether the registrant (1) has  filed all reports required to be filed by Section 13 or

   15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has  been subject to such filing requirements for the past 90

   days.     Yes    X        No

           There were 2,128,644 shares of the registrant’s common stock outstanding as of October 31, 2003.

PART I - Financial Information
Item 1- Financial Statements

POLYMER RESEARCH CORP. OF AMERICA
BALANCE SHEETS

- ASSETS -

	September 30, 2003 (Unaudited)	December 31 2002
CURRENT ASSETS:		
Cash and cash equivalents	$ 23,128	$ 204,508
Accounts receivable, less allowances of $0	392,260	279,624
Inventories	105,612	126,317
Prepaid and refundable income taxes	26,140	301,437
Mortgage escrow	89,718	120,574
Prepaid expenses and other current assets	46,202	55,586
TOTAL CURRENT ASSETS	683,060	1,088,046
Land, Property, and Equipment-net of accumulated depreciation of $1, 302,115 and $1,280,655 respectively	2,441,301	2,509,181
OTHER ASSETS:		
Capitalized mortgage costs, net of amortization	99,692	108,692
Security deposits	875	875
TOTAL OTHER ASSETS	100,567	109,567
TOTAL	$ 3,224,928	$3,706,794

- LIABILITIES AND STOCKHOLDERS' EQUITY -

	September 30, 2003	December 31 2002
CURRENT LIABILITIES:		
Notes payable, current maturities	$ 227,572	$ 142,975
Due to shareholder	279,596	201,808
Accounts payable and accrued expenses	429,862	523,765
Deferred revenue	50,000	155,500
TOTAL CURRENT LIABILITIES	987,030	1,024,048
LONG-TERM LIABILITIES:		
Notes Payable, long term	1,924,579	1,494,591
TOTAL LIABILITIES	2,911,609	2,518,639
STOCKHOLDERS' EQUITY:		
Common stock - par value $.01 per share, authorized 4,000,000 shares, issued 2,150,784 shares	20,757	20,757
Capital in excess of par value	3,728,478	3,728,478
Accumulated deficit	(3,418,155)	(2,543,319)
Less:Treasury stock, at cost, 22,140 shares	(17,761)	(17,761)
TOTAL STOCKHOLDERS' EQUITY	313,319	1,188,155
TOTAL	$ 3,224,928	$ 3,706,794

See accompanying notes to financial statements.

- 1 -

POLYMER RESEARCH CORP. OF AMERICA
STATEMENTS OF OPERATIONS
FOR THE THREE MONTH PERIODS ENDED SEPTEMBER 30, 2003 AND 2002
(Unaudited)

	2003	2002
Net Revenue		
Research	$ 590,000	$ 74,455
Production	64,118	112,255
Total	654,118	186,710
Cost of Revenues		
Research	242,517	216,321
Production	87,158	84,333
Total	329,675	300,654
Gross Profit	324,443	(113,944)
Selling, General and Administrative Expenses	682,970	639,847
Settlement Expenses	124,565	363,850
Income (Loss) from operations	(483,092)	(1,117,641)
Other Revenue (Expenses):		
Interest income	0	855
Interest expense	(46,726)	(30,174)
Total Other Revenues (Expenses)	(46,726)	(29,319)
Income (loss) before provision (benefit) for income taxes	(529,818)	(1,146,960)
Provision (benefit) for income taxes	—0—	265,300
Net Income (Loss)	$ (529,818)	$ (881,660)
Basic and diluted per share data:		
Earnings (loss) per share	$ (.25)	$ (.43)
Weighted average number of basic common shares outstanding	2,128,644	2,046,436
Weighted average number of diluted common shares outstanding	2,128,644	2,167,088

See accompanying notes to financial statements.

- 2 -

POLYMER RESEARCH CORP. OF AMERICA
STATEMENTS OF OPERATIONS
FOR THE NINE MONTH PERIODS ENDED
SEPTEMBER 30, 2003 AND 2002
(Unaudited)

	2003	2002
Net Revenue		
Research	$ 2,057,000	$ 1,535,945
Production	248,887	283,027
Total	2,305,887	1,818,972
Cost of Revenues		
Research	717,728	637,141
Production	281,753	285,866
Total	999,481	923,007
Gross Profit	1,306,406	895,965
Selling, General and Administrative Expenses	1,831,871	2,022,661
Settlement Expenses	207,319	558,500
Income (Loss) from operations	(732,784)	(1,685,196)
Other Revenue (Expenses):		
Interest income	122	4,706
Interest expense	(142,174)	(47,671)
Total Other Revenues (Expenses)	(142,052)	(42,965)
Income (loss) before provision (benefit) for income taxes	(874,836)	(1,728,161)
(Provision) benefit for income taxes	— 0 —	265,300
Net Income (Loss)	$ (874,836)	$ (1,462,861)
Basic and diluted per share data:		
Earnings (loss) per share	$ (.41)	$ (.30)
Weighted average number of basic common shares outstanding	2,119,215	1,996,443
Weighted average number of diluted common shares outstanding	2,119,215	2,007,102

See accompanying notes to financial statements.

- 3 -

POLYMER RESEARCH CORP. OF AMERICA
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED
SEPTEMBER 30, 2003 AND 2002
(Unaudited)

	2003	2002
Cash Flows from Operating Activities:		
Net income (loss)	$ (874,836)	$ (1,462,861)
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	76,880	62,406
Changes in operating assets and liabilities:		
Accounts receivable	(112,636)	49,570
Inventories	20,705	12,449
Prepaid expenses and other current assets	9,384)	(73,776)
Prepaid and refundable income taxes	275,297	(217,888)
Accounts payable, Accrued expenses and other	(93,903)	121,978
Deferred revenue	(105,500)	(24,269)
Net cash provided by (used for) operating activities	(804,609)	(1,532,391
Cash flows from investing activities:		
Purchases of equipment	-0-	(872))
Net cash provided by (used for) investing activities	-0-	(872)
Cash flows from financing activities:		
Proceeds of long term debt	591,500	300,000
Payments of long term debt and notes payable	(76,915)	(491,667)
Advances from Shareholders	447,788	
Payments to Shareholders	(370,000)	
Refunds received from mortgage escrow	30,856	
Payments into mortgage escrow		(93,366)
Payment of financing costs		(112,439)
Proceeds from mortgage		1,400,000
Payment of mortgage		(10,220)
Proceeds from issuance of common stock		225,000
Net cash provided by (used for) financing activities	623,229	1,217,308
Net increase (decrease) in cash and cash equivalents	(181,380)	(315,955)
Cash and cash equivalents, beginning of period	204,508	861,952
Cash and cash equivalents, end of period	$ 23,128	$ 545,997
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:		
Cash paid during the period for:		
Interest	$ 133,190	$ 0

See accompanying notes to financial statements.

- 4 -

POLYMER RESEARCH CORP. OF AMERICA
NOTES TO FINANCIAL STATEMENTS
September 30, 2003 AND 2002
 (Unaudited)

NOTE 1 - BASIS OF PRESENTATION:

The Interim financial statements included herein have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to SEC rules and regulations; nevertheless, management of the Company believes that the disclosures herein are adequate to make the information presented not misleading. The financial statements and notes should be read in conjunction with the audited financial statements and notes thereto as of December 31, 2002 included in the Company’s Form 10-KSB filed with SEC.

In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary to present fairly the financial position of the Company with respect to the interim financial statements have been made. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business Activity

Polymer Research Corp. of America ("the Company") is predominately engaged in the research and development of the applications of chemical grafting for both domestic and international companies. The Company also produces and sells chemical formulations arising from research activities and textile printing inks. Revenue from research and production is derived from various customers throughout the United States and worldwide. .

Concentration of Credit Risk

The Company maintains its cash in several bank accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits. At September 30, 2003, the Company did not exceed FDIC insured limits.

The Financial instrument, which potentially subjects the Company to significant concentrations of credit risk, is principally trade accounts receivable.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue recognition for all research contracts are recorded as earned in accordance with the terms and performance requirements of the contracts which is typically upon satisfaction of the following criteria: first, attainment of specific milestones or benchmarks as specified in license or development agreements, second, client approval of the successful performance of each specific stage of the contract, and third, when collection of the resulting revenue is assured. The recognition of revenue is, to a great extent, subject to management’s judgment regarding the satisfactory completion of the research in accordance with the specifications of the research and development contracts. Amounts received in advance for all contracts, including lump-sum amounts, are recorded as deferred revenue and are recognized upon the satisfaction of the aforementioned three criteria. In instances where no prepayments are received, an accounts receivable is recorded and revenue is recognized if the aforementioned three criteria are met. In certain instances, research and development contracts provide for refunds of prepayments if the Company is unsuccessful. However, when the research and development activities are not successful, the Company

POLYMER RESEARCH CORP. OF AMERICA
NOTES TO FINANCIAL STATEMENTS
September 30, 2003 AND 2002
 (Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

usually refunds only a portion of payments previously received as determined through negotiations. Upon completion of such negotiations the prepayments not refunded are recognized as income. In consideration for the fees received the clients will be the sole and exclusive owners of all proprietary rights in the processes, solutions and formulations under the agreements. On completion of the contract payment terms the Company will assign to the clients all of these proprietary rights, including the right to obtain a patent protection. Research and development costs are expensed as incurred.

The Company recognizes revenue when all four of the following conditions exist: persuasive evidence of an arrangement exists; services have been rendered or delivery has occurred; the price is fixed or determinable; and collectibility is reasonably assured. With minor exception, the Company ships using FOB shipping point terms and records the revenue upon shipment. Where the terms are not FOB shipping point, delivery is made within days. Since both the amount of product shipped non-FOB shipping point and the period of time between shipment and delivery are immaterial, recognizing revenue upon shipment as opposed to shipment and delivery has not had a material impact on the Company’s financial statements. The recognition of revenue is, to a great extent, subject to management’s judgment regarding the satisfactory completion of the research in accordance with the specifications of the research and development contracts.

Revenue in the Statement of Operations is reflected net of discounts and allowances, which are not considered significant to the Companies operations. Although most research and development contracts provide for payments as milestones are achieved, the Company does negotiate discounts from time to time typically ranging from 15% to 20% for payment in full at the commencement of the contract.

No discounts or allowances are offered for products produced by the Company. Further, the Company does not usually experience any returns and, therefore, records returns as they occur.

Deferred Revenue

The Company records as deferred revenue payments received for research contracts prior to the culmination of the revenue process (see Revenue Recognition).

Inventories

Inventories, which consists of raw materials and finished goods are valued at the lower of cost or market, with cost determined using the first-in, first-out method and with market defined as the lower of replacement cost or net realizable value.

Property and Equipment

Property and equipment is stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

The Company capitalizes leased equipment where the terms of the lease result in the transfer to the Company of substantially all of the benefits and risks of ownership of the equipment.

 POLYMER RESEARCH CORP. OF AMERICA
NOTES TO FINANCIAL STATEMENTS
September 30, 2003 AND 2002
 (Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

Depreciation and amortization of property and equipment is provided utilizing the straight-line method over the estimated useful lives of the respective assets as follows:

Land improvements	20 years
Transportation equipment	3 to 5 years
Machinery & Equipment	5 years
Furniture & Fixtures	5 to 10 years
Building and improvements	40 years
Office equipment under Capital leases	5 years

Capitalized Mortgage Costs

Costs incurred in obtaining the mortgage used to finance the purchase the building were capitalized and amortized over the term of the related obligation utilizing the straight-line method.

Income Taxes

The Company accounts for its income taxes utilizing statement of Financial Accounting Standards (“SFAS”) No. 109 “Accounting for Income Taxes” which requires that the Company follow the liability method of accounting for income taxes.

The liability method provides that deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as “temporary differences.”

Profit Sharing Plan

The Company maintains a qualified noncontributory profit sharing plan. The plan provides all eligible employees with a source of retirement income, as well as assistance in other circumstances such as death or disability. Eligible employees must meet two requirements to become participants; attainment of age 21 and completion of one year of service with the Company. Employer contributions are determined by an annual resolution of the Board of Directors. A percentage of the benefits vest after three years of qualifying service.

Net Earnings Per Share

The financial statements are presented in accordance with Statement of Financial Accounting Standards No. 128 “Earnings Per Share”. Basic earnings per share are computed based upon the weighted average number of common shares outstanding during each year. Diluted earnings per share incorporate the incremental shares issuable upon the assumed exercise of stock options and warrants. In accordance with SFAS 128, diluted earnings per share is not presented in years during which the are no outstanding options or warrants or during periods during which there is a pretax operating loss.

Reclassifications

Certain accounts relating to the prior years have been reclassified to conform to the current year's presentation. These reclassifications have no effect on previously reported income.

POLYMER RESEARCH CORP. OF AMERICA
NOTES TO FINANCIAL STATEMENTS
September 30, 2003 AND 2002
 (Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

Segment Information

The Company operates in two segments. The Company is primarily in the business of performing research and development on a contract basis. Additionally, the Company also manufactures and sells chemical products arising from its research activities as well as inks used by textile businesses for the printing of textiles.

Research and Development Costs

Many of the Company’s activities are directed towards the performance of research on behalf of its clients. All costs relating to the performance of client projects are expensed as incurred. There are no expenditures for research and development on the Company’s own behalf.

Contingencies

Statement of Financial Account Standards (“SFAS”) No. 5 “Accounting for Contingencies” defines a contingency as “ an existing condition, situation or set of circumstances involving uncertainty as to possible gain or loss to an enterprise that will ultimately be resolved when one or more future events occur or fail to occur.” At September 30, 2003, the Company was a defendant in various lawsuits, which arouse in the ordinary course of business (see Note 4 –Contingencies). The Company recorded a provision, which is deemed adequate for legal expenses and potential unfavorable rulings in certain of these cases.

NOTE 3 - Provision for Income Taxes

The Company has recorded no provision for income taxes for the first nine months ended September 30, 2003. The provision (benefit) for income taxes for the nine months ended September 30, 2002 is as follows:

	2003	2002

Federal	$ - 0 -	(272,500)
State and local	- 0	7,200

Total	$ - 0 -	(265,300)
	==============	===========

NOTE 4 - Contingencies

At September 30, 2003 the Company was a defendant in various lawsuits relating to research contracts, which arose in the ordinary course of business. The Company has included a reserve in current liabilities in an amount that management believes is reasonable for legal expenses and potential unfavorable rulings or settlements of these cases. The reserve for potential unfavorable rulings, which reflect managements’ best estimate of possible losses, at September 30, 2003 and December 31, 2002, is $ 100,000 and $306,150, respectively. It is management’s opinion that the ultimate liability, if any, which might result from the remainder of such actions would not have a material effect on the Company’s financial condition. As of September 30, 2003 and 2002, the Company had settled certain of these cases and recorded settlement expenses of $207,319 and $558,500, respectively for each nine month period then ended.

POLYMER RESEARCH CORPORATION OF AMERICA
OTHER INFORMATION
September 30, 2003 AND 2002
(Unaudited)

NOTE 5-Long Term Debt

Long term debt consists of: 1) A mortgage payable through July 2017 in equal monthly installments of $15,044 with interest at 10% per annum through July 2004, thereafter interest at varying rates adjusted every six months with no increase or decrease by more than 2% on any single change date. At September 30, 2003 and December 31, 2002 the balance due under the mortgage was $1,346,268 and $1,379,306, respectively. 2) A settled legal action for thirty-six equal monthly payments of $8,333, which began in February 2003. The present value of this obligation was recorded on the balance sheet based upon an imputed interest rate of 10%. At September 30, 2003 and December 31, 2002, the balance due under the terms of the settlement was $200,739 and $258,260, respectively. and

3) A $491,500 note payable through February 2033. Interest will accrue at the rate of 4% per annum through February 2005. Installment payments in equal monthly installments of $2,434 including interest commence in March 2005 and continue through February 2033 at which time all remaining principal and unpaid interest is due. 4) Legal settlements aggregating $100,000 all of which will be paid in various installments without interest through March of 2004.

NOTE 6 – Foreign Sales

As of September 30, 2003 and 2002, Research and Production revenue attributable to foreign customers was approximately $313,335 and $113,722 representing 14% and 7% of total revenue, respectively, while revenue derived from customers in the United States amounted to approximately $1,992,552 and $1,518,540 representing 86% and 93% of total revenue, respectively. No individual customers or foreign countries represented 10% or more of total revenues.

NOTE 7- Due to Shareholders

Throughout 2003 and 2002, two of the Company's principal shareholders and officers made loans to, and received payments from the Company from time to time. The net outstanding balance due to the officers at September 30, 2003 and December 31, 2002, respectively, was $279,596 and $201,808. The largest net balance due to each of the officers at varying times in 2003 was $300,889 to the Senior Vice President and $150,000 to the Secretary/Treasurer.

 POLYMER RESEARCH CORPORATION OF AMERICA
 OTHER INFORMATION
September 30, 2003 AND 2002
(Unaudited)

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of financial condition and results of operations should be read in conjunction with the Company’s financial statements and the accompanying notes thereto included herein, and the financial statements included in its 2002 annual report on Form 10-KSB. This Quarterly Report on Form 10-QSB includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon the Company’s best estimates of future results, performance or achievement, based upon current conditions, and based upon the most recent results of operations. There can be no assurance that actual results will not differ materially from those expressed or implied in the forward-looking statements.

Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” believe,” “estimate,” anticipate,” “continue” or similar terms, variation of those terms or the negative of those terms. Potential risks and uncertainties include, among other things, such factors as the ability to attract and retain qualified personnel, the effect on our financial condition of delays in payments received from third parties, economic conditions, and other factors which may be set forth in our other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CAPITAL RESOURCES AND LIQUIDITY

Cash and cash equivalents have decreased collectively by $181,380 since December 31, 2002. The decrease resulted principally from operating losses and repayment of long-term debt. In addition the Company received loan proceeds of $491,500 from a lending institution in 2003 and net loan proceeds of $77,788 from officers and shareholders.

The ratio of current assets to current liabilities decreased to 0.97 to 1.0 at September 30, 2003 as compared to 1.32 to 1.0 at December 31, 2002 principally as a result of the proceeds of a long term loan payable (see below) which provided cash net of operating losses which used cash. In April of 2003 the Company received a loan from a bank totaling $491,500 bearing interest at 4% per year. After a period of 25 months with no payment, monthly payments of principal and interest of $2,434 will commence in the 26th month and then be paid monthly for 30 years.

Based on the above, the Company’s cash position at September 30, 2003 may not be sufficient to meet its financial needs including repayment of the bank and to cover expenses during any continued sales downturns in the short term. Cash at September 30, 2003 is equal to approximately less than one week of overhead expenses. Over both the long and short term, liquidity will be a direct result of sales and related net earnings as well as bank financing. No significant capital expenditures are anticipated.

RESULTS OF OPERATIONS

Three months ended September 30, 2003 v. 2002.

Net revenues for the third quarter of 2003 were $654,118 an increase of $ 467,408 (250%) compared with the third quarter of 2002. Research sales increased $515,545 (692%) in the third quarter of 2003 compared to 2002 due to a stronger economy resulting in increased demand. Production sales decreased $48,137 (43%) compared to the third quarter of 2002 due to decreased demand from research customers.

 POLYMER RESEARCH CORPORATION OF AMERICA
 OTHER INFORMATION
September 30, 2003 AND 2002
(Unaudited)

The cost of research revenues as a percentage of research revenues in research decreased to $242,517 (41%) from $216,321 (291%) in the third quarter of 2003 compared to 2002 as a result of increased sales with similar payroll levels. The cost of revenues in production as a percentage of production revenues increased to $87,158 (136%) from $84,333 (75%) in the third quarter of 2003 compared to 2002 as a result of decreased sales with similar payroll expenses.

Selling, general, and administrative expenses decreased as a percentage of sales in the third quarter of 2003 as compared to the same quarter of 2002 from 343% to 104% as a result of significantly increased sales with slightly increased overhead expenses. Loss from operations during the third quarter decreased from $1,117,641 (599% of sales) in 2002 to a loss of $483,092 (74% of sales) in 2003 principally as a result of increased sales and decreased settlement expenses.

Nine months ended September 30, 2003 v. 2002.

Net revenues for the first nine months of 2003 were $2,305,887 an increase of $ 486,915 (27%) compared with the same period in 2002. Research sales increased $521,055 (34%) in the first nine months of 2003 compared to 2002 due to a stronger economy resulting in increased demand. Product sales deceased $34,140 (12%) compared to 2002 due to decreased demand from research customers.

The cost of revenues in research decreased slightly to 35% from 41% in the first nine months of 2003 compared to 2002. The cost of revenues in production increased to 113% from 101% in the first nine months of 2003 compared to 2002 as a result of decreased sales with similar payroll expenses and raw material costs.

Selling, general, and administrative expenses decreased as a percentage of sales in the first nine months of 2003 as compared to the same period of 2002 (from 111% to 79.5%) as a result of increased sales with decreased payroll expenses. Loss from operations during the first nine months of 2003 decreased from ($1,685,196) (93% of sales) in 2002 to a loss of ($732,784) (32% of sales) in 2003 as a result of increased sales and decreased expenses and settlement expenses.

CRITICAL ACCOUNTING POLICIES

Our significant accounting policies are described in Note 2 to the financial statements in Item 1 of the Quarterly Report. Our financial statements are prepared in accordance with principles generally accepted in the United States of America. The following policies, we believe, are our most critical accounting policies and are explained below.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue recognition for all research contracts are recorded as earned in accordance with the terms and performance requirements of the contracts which is typically upon satisfaction of the following criteria: first, attainment of specific milestones or benchmarks as specified in license or development agreements, second, client approval of the successful performance of each specific stage of the contract, and third, when collection of the resulting revenue is assured. The recognition of revenue is, to a great extent, subject to management’s judgment regarding the satisfactory completion of the research in accordance with the specifications of the research and development contracts. Amounts received in advance for all contracts, including lump-sum amounts, are recorded as deferred revenue and are recognized upon the satisfaction of the aforementioned three criteria. In instances where no prepayments are received, an accounts receivable is recorded and revenue is recognized if the aforementioned three criteria are met. In certain instances, research and development contracts provide for refunds of prepayments if the Company is unsuccessful. However, when the research and development activities are not successful, the Company

 POLYMER RESEARCH CORPORATION OF AMERICA
 OTHER INFORMATION
September 30, 2003 AND 2002
(Unaudited)

usually refunds only a portion of payments previously received as determined through negotiations. Upon completion of such negotiations the prepayments not refunded are recognized as income. In consideration for the fees received the clients will be the sole and exclusive owners of all proprietary rights in the processes, solutions and formulations under the agreements. On completion of the contract payment terms the Company will assign to the clients all of these proprietary rights, including the right to obtain a patent protection. Research and development costs are expensed as incurred.

The Company recognizes revenue when all four of the following conditions exist: persuasive evidence of an arrangement exists; services have been rendered or delivery has occurred; the price is fixed or determinable; and collectibility is reasonably assured. With minor exception, the Company ships using FOB shipping point terms and records the revenue upon shipment. Where the terms are not FOB shipping point, delivery is made within days. Since both the amount of product shipped non-FOB shipping point and the period of time between shipment and delivery are immaterial, recognizing revenue upon shipment as opposed to shipment and delivery has not had a material impact on the Company’s financial statements. The recognition of revenue is, to a great extent, subject to management’s judgment regarding the satisfactory completion of the research in accordance with the specifications of the research and development contracts.

Revenue in the Statement of Operations is reflected net of discounts and allowances, which are not considered significant to the Companies operations. Although most research and development contracts provide for payments as milestones are achieved, the Company does negotiate discounts from time to time typically ranging from 15% to 20% for payment in full at the commencement of the contract.

No discounts or allowances are offered for products produced by the Company. Further, the Company does not usually experience any returns and, therefore, records returns as they occur.

Contingencies

Statement of Financial Account Standards (“SFAS”) No. 5 “Accounting for Contingencies” defines a contingency as “an existing condition, situation or set of circumstances involving uncertainty as to possible gain or loss to an enterprise that will ultimately be resolved when one or more future events occur or fail to occur.” At September 30, 2003 the Company is a defendant in various lawsuits, which arose in the ordinary course of business (see Note 4 –Contingencies in Notes to Financial Statements). The Company recorded a provision, which is deemed adequate for legal expenses and potential unfavorable rulings in certain of these cases.

ITEM 3. CONTROLS AND PROCEDURES

At the end of the period covered by this report, the Company carried out an evaluation, under the supervision and with the participation of the Company's management, including the Company’s Chief Executive Officer and Chief Financial Officer, of the Company's disclosure controls and procedures pursuant to Exchange Act Rule 13a-15(e). Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective. During the third quarter of 2003, there were no changes in the Company's internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

POLYMER RESEARCH CORPORATION OF AMERICA
 OTHER INFORMATION
September 30, 2003 AND 2002
(Unaudited)

ITEM 1 - Legal Proceedings:

The Company is a defendant in various lawsuits, which arose, in the ordinary course of business. As of September 30, 2003 the Company has recorded a reserve which it deems adequate for legal expenses and any potential unfavorable rulings in certain of these cases. It is management’s opinion that the outcome from such lawsuits will not have a material effect on the Company’s financial position.

ITEM 2 - Changes in Securities and Use of Proceeds: None

ITEM 3 - Defaults Upon Senior Securities: None

ITEM 4- Submission of Matters to a Vote of Security Holders: None

ITEM 5- Other Information: None

ITEM 6- Exhibits and Reports on Form 8-K:

(a) Exhibits

Exhibit 31 CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

Exhibit 32 CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(b) Reports on Form 8-K

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POLYMER RESEARCH CORP. OF AMERICA

November 14, 2003	/s/ Carl Horowitz
Carl Horowitz, President and Chief Financial Offiice

EXHIBIT INDEX

Exhibit 31 CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

Exhibit 32 CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                                                                       Exhibit 31

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Carl Horowitz, certify that:

1.  I have reviewed this report on Form 10-QSB of Polymer Research Corp. of America;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.  The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) (Intentionally omitted)

c) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5.  The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent function):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which would are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal controls; over financial reporting.

Date:  November 14,   2003

 By:  /s/Carl Horowitz

Carl Horowitz

Chief Executive Officer and Chief Financial Officer

EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Polymer Research Corp. of America (the”Company”) on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (“Report”), I Carl Horowitz, Chief Executive and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 14, 2003

by: /s/ Carl Horowitz

Chief Executive and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-QSB or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.